                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY
================================================================================



                        INTERCOMPANY SERVICES AGREEMENT


                           Dated as of July 23, 1996


                                 by and between


                           CALCOMP TECHNOLOGY, INC.,
                             a Delaware corporation

                                      and

                          LOCKHEED MARTIN CORPORATION,
                             a Maryland corporation



===============================================================================

                        INTERCOMPANY SERVICES AGREEMENT
                        -------------------------------


          This INTERCOMPANY SERVICES AGREEMENT (this "Agreement") is made and entered into as of the 23rd day of July, 1996, by and between CALCOMP TECHNOLOGY, INC., a Delaware corporation (collectively with its subsidiaries, "CalComp Technology"), and LOCKHEED MARTIN CORPORATION, a Maryland corporation ("Lockheed Martin").

          WHEREAS, pursuant to Section 5.2(a) and 6.2 of the Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation dated as of the 19th day of March, 1996, as amended (the "Reorganization Agreement"), by and among Summagraphics Corporation ("Summagraphics"), Lockheed Martin and CalComp Inc., a California corporation ("CalComp"), Summagraphics and Lockheed Martin agreed to execute and deliver this Agreement at the closing (the "Closing") of the transactions contemplated by the Reorganization Agreement;

          WHEREAS, pursuant to the Reorganization Agreement, Summagraphics agreed to issue and deliver to Lockheed Martin shares representing 89.7% of Summagraphics' outstanding Common Stock, par value $.01 per share (the "Common Stock"), on a fully diluted basis, in exchange for the transfer and delivery of all the issued and outstanding capital stock of CalComp to Summagraphics, all pursuant to and in accordance with the terms of the Reorganization Agreement;

          WHEREAS, prior to the consummation of the transactions contemplated by the Reorganization Agreement, Lockheed Martin had provided certain services to CalComp, which services CalComp Technology desires Lockheed Martin to continue providing to CalComp Technology after the Closing; and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Closing has occurred.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Summagraphics and Lockheed Martin agree as follows:

          1.  CORPORATE SERVICES AND EMPLOYEE BENEFITS.
              ----------------------------------------

          (a) Beginning on the date hereof (the "Effective Date"), Lockheed Martin shall provide to CalComp Technology all of the services set forth in Exhibit A to this Agreement to the extent provided prior to Closing by Lockheed Martin to CalComp ("Corporate Services"). To the extent provided in this Agreement, Lockheed Martin will include CalComp Technology in its insurance coverage, including self-insurance, if applicable, ("Insurance"). In addition, Lockheed Martin has agreed to provide those employees who were employees of CalComp immediately prior to the Closing with benefit plans and programs and the corresponding administrative services which were provided to employees of CalComp prior to Closing ("Benefit Plans"). The Corporate Services and Benefit Plans may be provided in accordance with the terms and conditions of this Agreement by (i) any affiliate or employee of Lockheed Martin or its affiliates or (ii) any third party, at the sole discretion of Lockheed Martin.

          (b) From time to time, Lockheed Martin reviews its policies with respect to the provision and cost of services and the methodologies of allocating such costs among Lockheed Martin's subsidiaries in respect of those services that Lockheed Martin provides to its subsidiaries in the normal course. In the event that Lockheed Martin determines that a reduction in the level of such services (including the Corporate Services) or in the costs allocated to subsidiaries in respect of such services generally, CalComp Technology would be entitled to participate in the benefit associated with any such reductions.

          2.  CORPORATE SERVICES.
              ------------------

          (a) Fee.  In exchange for the Corporate Services, CalComp Technology
              ---
shall pay to Lockheed Martin a fee (the "Services Fee") that will be determined by Lockheed Martin on a basis consistent with past practices, recognizing, to the extent practicable, (i) Lockheed Martin's percentage ownership of CalComp Technology, (ii) CalComp Technology's requirements for certain services for which CalComp or Summagraphics was previously charged by Lockheed Martin and other third parties, (iii) costs of obtaining services from third parties that previously were provided to CalComp by Lockheed Martin. CalComp Technology shall pay the Services Fee (which shall include an allocation of Lockheed Martin's overhead costs) to Lockheed Martin periodically in arrears on the last business day of the period to which the Services Fee relates.

          (b) Additional Corporate Services.  At any time during the term of
              -----------------------------
this Agreement, CalComp Technology may request that Lockheed Martin provide additional services to CalComp Technology. Upon any such request, the parties will discuss in good faith, without obligation, an appropriate adjustment to the Services Fee to reflect such additional services, after which CalComp Technology shall notify Lockheed Martin in writing whether it shall accept such additional services and such adjustment.

          (c) Term; Termination of Corporate Services.  The term of Lockheed
              ---------------------------------------
Martin's agreement to provide Corporate Services shall be for two (2) years from and after the Effective Date, provided that (i) Lockheed Martin, at its option, may terminate this Agreement upon not less than 90 days prior written notice (or such other time as is reasonably agreed by the parties) to CalComp Technology at any time that Lockheed Martin no longer owns Common Stock representing more than 50% of all of the issued and outstanding Common Stock of CalComp Technology and CalComp

Technology may terminate this Agreement by providing not less than 90 days written notice to Lockheed Martin at any time that Lockheed Martin owns Common Stock of CalComp Technology representing less than 25% of its issued and outstanding Common Stock.

          3.  (a) Insurance.  Lockheed Martin shall use its reasonable efforts
                  ---------
to cause CalComp Technology to be covered under Lockheed Martin's insurance policies (including, without limitation, property, casualty, workers' compensation and directors and officers liability policies) which will provide to CalComp Technology the type of Insurance provided to Summagraphics, or, at Lockheed Martin's option, CalComp immediately prior to Closing, subject to availability. Lockheed Martin shall not be responsible for obtaining or maintaining any insurance coverage for CalComp Technology other than as set forth in the preceding sentence. CalComp Technology shall, within 30 days of its receipt of a reasonably detailed invoice from Lockheed Martin, pay the portion of the premiums and other charges for the Insurance attributable to the coverage provided to CalComp Technology. The portion of such premiums and other charges payable by CalComp Technology shall be allocated in good faith by Lockheed Martin in a manner to reflect the cost to Lockheed Martin of the insurance premiums and other charges that are properly attributable to CalComp Technology (including an allocation of Lockheed Martin's overhead costs related to providing such insurance). The Insurance provided shall be subject to such policies of insurance or self-insurance, and such guidelines or procedures in respect of insurance or self-insurance, as Lockheed Martin shall determine in its sole and absolute discretion, provided that in the event the terms of the Insurance change from those terms in effect immediately prior to the date hereof, Lockheed Martin agrees (a) to the extent Lockheed Martin is aware of a material change prior to the effective date of the change, to provide notice to CalComp Technology of the change prior to its effective date, or (b) otherwise to provide notice to CalComp Technology upon becoming aware of the change. It is expressly agreed by CalComp Technology and Lockheed Martin that any self-insurance, retention or deductible shall be for the account of and be an obligation of CalComp Technology, and that CalComp Technology's obligations in respect of such self-insurance, retention or deductible shall survive the termination of this Agreement.

          (b) Termination of Insurance.  Either CalComp Technology or Lockheed
              ------------------------
Martin may terminate all or any portion of the Insurance at any time on 90 days' prior written notice to the other party hereto, subject to the terms of the insurance coverage. Notwithstanding the foregoing, so long as Lockheed Martin beneficially owns shares of Common Stock possessing 50% or more of the voting power of all then-outstanding shares of capital stock, CalComp Technology may not, without the prior written consent of Lockheed Martin, terminate all or any portion of the Insurance without providing evidence satisfactory to Lockheed Martin that CalComp Technology has obtained, or upon termination of such Insurance will obtain, comparable insurance coverage. In the event all or any portion of the Insurance is terminated, if appropriate, the charges therefor shall be adjusted equitably to reflect such termination.

          4.  EMPLOYEE BENEFIT PLANS.
              ----------------------

          (a) Plans and Services.  Prior to the Effective Date, employees of
              ------------------
CalComp participated in the employee benefit plans sponsored by Lockheed Martin listed on Exhibit B. On and after the Effective Date, employees who were employees of CalComp immediately prior to the Closing shall continue to be eligible to participate in the plans listed in Exhibit B subject to the terms of the governing plan documents as interpreted by the appropriate plan fiduciaries. Any person who is hired by CalComp Technology on or after the Effective Date shall be eligible to participate in the plans listed on Exhibit B subject to the terms of the governing plan documents as interpreted by the appropriate plan fiduciaries. On and after the Effective Date, subject to regulatory requirements, the Lockheed Martin Corporate Benefits Department will continue to provide such administrative services with respect to those plans listed on Exhibit B in which employees of CalComp Technology continue to participate in substantially the same manner as it provided prior to the Effective Date.
Except with respect to any employee who is hired by CalComp Technology on or after the Effective Date, nothing contained herein shall be deemed to permit any employee of CalComp Technology (other than any such employee who was an employee of CalComp immediately prior to the Closing) to participate in any employee benefit plan sponsored by Lockheed Martin without the prior written consent of Lockheed Martin, which consent may be withheld in Lockheed Martin's sole and absolute discretion.

          (b) Direct Cost Reimbursement.  CalComp Technology shall reimburse
              -------------------------
Lockheed Martin for the direct costs associated with the plans in which CalComp Technology's employees participate. For this purpose, direct costs associated with the plans shall include those items charged to CalComp as direct costs prior to the Effective Date or any other reasonable method selected by Lockheed Martin for determining direct costs which included the cost of the benefits (premiums and contributions) and administration and management fees of third party providers and internal personnel which is reasonable and fairly allocates the costs of such plans. As appropriate, CalComp Technology's allocable share of the direct costs will be determined consistent with the methodology used prior to the Effective Date to determine CalComp's allocable share of direct costs or any other method selected by Lockheed Martin for determining direct costs which is reasonable and fairly allocates the costs of such plans.
Lockheed Martin will invoice CalComp Technology on a monthly basis and CalComp Technology shall make payment to Lockheed Martin within 30 days of receipt of an invoice. Experience rated insurance contracts will be actualized as soon as practicable after the end of each year; CalComp Technology shall promptly reimburse Lockheed Martin the amount of any increased cost and Lockheed Martin will promptly refund to CalComp Technology any overcharges. CalComp Technology shall be entitled to review and provide comments to Lockheed Martin concerning the amount of any such reimbursement or refund.

          (c) Termination.  CalComp Technology or Lockheed Martin may terminate
              -----------
participation by CalComp Technology's employees in any plan sponsored by Lockheed Martin by giving 180 days' written notice to the other party, except that the date of termination may be shortened or extended by either party if the termination of CalComp Technology's employees participation would adversely affect the tax qualification of the plan or its compliance with applicable regulatory requirements. The termination date may also be extended to the earlier of an additional 180 days or the expiration date of any contract pursuant to which benefits are provided if termination within 180 days would adversely affect rates or rights of other employees or if more time is necessary to effect an orderly termination of employees' participation. If the termination date is extended, Lockheed Martin and CalComp Technology will cooperate reasonably in establishing a mutually agreeable termination date. Notice of less than 180 days may be given by mutual written consent of CalComp Technology and Lockheed Martin or unilaterally by Lockheed Martin if the termination applies to all participating employers in the Plan or if CalComp Technology and Lockheed Martin cease to be members of the same "controlled group" of corporations within the meaning of Code Section 414(b). In the event that Lockheed Martin intends to unilaterally terminate any plan pursuant to the foregoing sentence, Lockheed Martin shall provide notice to CalComp Technology as soon as reasonably practicable taking into account the circumstances giving rise to such termination prior to such termination. Unless Lockheed Martin otherwise agrees, termination shall be effective with respect to the entire plan. Lockheed Martin will promptly submit an invoice for, and CalComp Technology shall promptly pay to Lockheed Martin, all costs incurred prior to the date of termination, including costs resulting from the termination, and Lockheed Martin will promptly repay to CalComp Technology any overpayment. All services offered by the Corporate Benefits Department with respect to such terminated benefits shall cease. Lockheed Martin thereafter will not be responsible for providing benefits of a like type to CalComp Technology employees.

          (d) Changes:  Additional Services.  CalComp Technology may request
              -----------------------------
changes in plan terms or services (including changes allowing CalComp Technology employees to participate in such plan). Approval of such changes shall be in the sole and absolute discretion of Lockheed Martin. CalComp Technology may request additional services that, if agreeable to Lockheed Martin, will be provided on a direct cost basis to CalComp Technology. From time to time, Lockheed Martin may, as plan sponsor, make changes in the benefit plans or in the administration of any of the plans.

          (e) CalComp Technology Plans.  On or after the Effective Date, no
              ------------------------
employee of CalComp Technology who is covered by a benefit plan sponsored by any entity within their "controlled group" of corporations (within the meaning of Code Section 414(b)) other than Lockheed Martin shall be entitled to simultaneous coverage under any plan sponsored by Lockheed Martin that provides a benefit of similar type, regardless of whether the other plan provides more or less coverage than the plan sponsored by Lockheed Martin. CalComp Technology shall be solely responsible for benefits delivery and administration of plans covering its employees that are not sponsored by Lockheed Martin. A list of plans not sponsored by Lockheed Martin that covered Summagraphics employees prior to the Effective Date is attached as Exhibit C. CalComp Technology shall use its reasonable efforts to maintain its employee benefits related insurance policies in effect prior to the date hereof.

          (f) Legislative and Regulatory.  In the event CalComp Technology
              --------------------------
provides benefit plans to its employees, other than those sponsored by Lockheed Martin, CalComp Technology will have sole responsibility to comply with all applicable regulatory requirements with respect to such CalComp Technology plans. Notwithstanding the foregoing, Lockheed Martin and CalComp Technology agree to cooperate fully with each other in the administration and coordination of regulatory and administrative requirements that apply jointly to CalComp Technology and Lockheed Martin. Such coordination, upon request, will include (but is not limited to) the following: Sharing payroll data for determination of highly compensated employees, providing census information (including accrued benefits) for purposes of running discrimination tests, providing actuarial reports for purposes of determining the funded status of any plan, review and coordination of insurance and other third party contracts, and providing for review all summary plan descriptions, requests for determination letters, insurance contracts, Forms 5500, financial statement disclosures, and plan documents.

          (g) Third Party Beneficiary.  Nothing in this Agreement is intended to
              -----------------------
entitle any employee or individual to any benefit or compensation from CalComp Technology, CalComp or Lockheed Martin or to otherwise establish or create any rights on the part of any third party. Nothing in this Agreement is intended to restrict or limit Lockheed Martin in the exercise of its rights or the fulfillment of its duties as plan sponsor of any employee benefit plan.

          (h) Certain Notices.  In the event that there is an "ERISA Event,"
              ---------------
Lockheed Martin shall advise CalComp Technology as soon as reasonably practicable after Lockheed Martin determines the ERISA Event has occurred. For purposes of this Section 4(h), an "ERISA Event" means (a) the termination of a plan listed on Exhibit B or the filing of a Notice of Intent to Terminate such a plan, in either case, under Section 4041(c) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"); (b) the institution of proceedings by the Pension Benefit Guaranty Corporation (or any successor thereof) to terminate a plan listed on Exhibit B or to appoint a trustee to administer such a plan or the receipt of notice by Lockheed Martin that such an action has been taken with respect to such a plan; (c) any substantial accumulated funding deficiency within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 302 of ERISA is incurred with respect to any plan sponsored by Lockheed Martin and listed on Exhibit B and no waiver of that deficiency has been obtained from the Internal Revenue Service; (d) the Internal Revenue Service determines that a plan listed on Exhibit B that is intended to be qualified under Section 401 of the Code fails to meet the applicable requirements of the Code and disqualifies the plan; or (e) an amendment to a plan sponsored by Lockheed Martin and listed on Exhibit B that results in a significant underfunding described in Section 401(a)(29) of the Code or Section 307 of ERISA.

          5.  PRIOR PAYMENTS.  CalComp Technology agrees from time to time to
              --------------
pay in full all amounts owed to Lockheed Martin for the costs incurred in connection with the provision of the services contemplated to be provided hereunder prior to the Effective Date. Lockheed Martin agrees from time to time to refund any overcharges paid by CalComp with respect to services prior to the Effective Date.

          6.  COOPERATION.  Lockheed Martin and CalComp Technology shall (and
              -----------
each shall cause their respective Subsidiaries to) cooperate with each other with respect to all provisions of this Agreement and the Corporate Services, Insurance and Benefit Plans provided hereunder.

          7.  LIMITATION OF LIABILITY.  Except as may be provided in Section 8
              -----------------------
below and with respect to the obligation of Lockheed Martin to reimburse CalComp Technology for overpayments of the fees and charges specified herein, Lockheed Martin, its subsidiaries, affiliates, directors, officers, employees, agents and permitted assigns (each, a "Lockheed Martin Party") shall not be liable to CalComp Technology, any subsidiary or any affiliate, director, officer, employee, agent or permitted assign of CalComp Technology or any of its subsidiaries, (each, a "CalComp Technology Party") for any liabilities, claims, damages, losses or expenses, including, but not limited to, any special, indirect, incidental or consequential damages, of a CalComp Technology Party arising in connection with this Agreement, the Corporate Services, the Insurance or the Benefit Plans.

          8.  LOCKHEED MARTIN INDEMNIFICATION.  Lockheed Martin shall indemnify,
              -------------------------------
defend and hold harmless each of the CalComp Technology Parties from and against all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys' fees) (collectively referred to as "Damages") of any kind or nature, of third parties unrelated to any CalComp Technology Party caused by or arising in connection with the gross negligence or willful misconduct of any employee of Lockheed Martin or its affiliates in connection with the performance of the Corporate Services or the administration of the Benefit Plans, or provision of the Insurance, or the failure of Lockheed Martin to perform its obligation hereunder except to the extent that Damages were caused directly or indirectly by acts or omissions of any CalComp Technology Party; provided however, that in the case of a Benefit Plan, CalComp Technology's right of indemnification also shall extend to claims of CalComp Technology's employees but shall not extend to any Damages that otherwise would have been owed in the absence of such gross negligence or willful misconduct. Notwithstanding the foregoing, Lockheed Martin shall not be liable for any special, indirect, incidental, or consequential damages relating to such third party claims. In the event that CalComp Technology knows of a claim that may be the subject of indemnification under this paragraph, it shall promptly notify Lockheed Martin of such claim and Lockheed Martin, in its sole and absolute discretion, may defend, settle, or otherwise litigate such claim, provided that no settlement be made without the consent of CalComp Technology, which will not be unreasonably withheld.

          9.  CalComp Technology Indemnification.  CalComp Technology shall
              ----------------------------------
indemnify, defend and hold harmless each of the Lockheed Martin Parties, from and against all Damages of any kind or nature, of any Lockheed Martin party, caused by or arising in connection with CalComp Technology's failure to fulfill CalComp Technology's obligations hereunder, except to the extent that such failure is caused, directly or indirectly, by acts or omissions of any Lockheed Martin Party. Notwithstanding the foregoing, CalComp Technology shall not be liable for any special, indirect, incidental or consequential damages relating to third party claims.

          10.  INFORMATION.  Subject to applicable law, each party hereto
               -----------
covenants and agrees to provide the other party with all information regarding itself and transactions under this Agreement as are required by such other party to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

          11.  CONFIDENTIAL INFORMATION.  CalComp Technology and Lockheed Martin
               ------------------------
hereby covenant and agree to hold in trust and maintain confidential, except as otherwise required by law, all Confidential Information relating to the other party or any of its subsidiaries. Confidential Information shall mean all information disclosed by either party to the other in connection with this Agreement whether orally, visually, in writing or in any other tangible form, and includes, but is not limited to, technical, economic and business data, know-how, flow sheets, drawings, business plans, computer information data bases, and the like. Without prejudice to the rights and remedies of any party to this Agreement, a party disclosing any Confidential Information to the other party in accordance with the provisions of this Agreement shall be entitled to equitable relief by way of an injunction if the other party hereto breaches or threatens to breach any provision of this Section 11.

          12.  ASSIGNMENT.  Except as otherwise provided herein, neither party
               ----------
may assign or transfer any of its rights or duties under this Agreement to any person or entity without the prior written consent of the other party.

          13.  NOTICES.  Any notice, instruction, direction or demand under the
               -------
terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, facsimile transmission or intercompany mail, or five (5) days after posting if sent by certified mail, return receipt requested to the following addresses:

              If to Lockheed Martin:

                   Lockheed Martin Corporation
                   6801 Rockledge Drive
                   Bethesda, Maryland  20817-1877
                   Attention:  Stephen M. Piper, Esquire
                               Assistant General Counsel
                   Telecopy No.:  (301) 897-6333

                   with a copy to:

                        Lockheed Martin Information
                          & Technology Services
                        6801 Rockledge Drive
                        Bethesda, Maryland  20817
                        Attention:  General Counsel
                        Telecopy No.:  (301) 897-6889

                                      and

              If to CalComp Technology:

                   CalComp Technology, Inc.
                   2411 W. LaPalma Avenue
                   Anaheim, California  92801
                   Attention:  Gary R. Long, President
                   Telecopy No.:  (714) 821-2074

or to such other address as either party may have furnished to the other in writing in accordance with this Section 13.

          14.  GOVERNING LAW.  This Agreement shall be construed in accordance
               -------------
with and governed by the laws of the State of Maryland.

          15.  SUSPENSION.  The obligations of any party to perform any acts
               ----------
hereunder may be suspended if such performance is prevented by fires, strikes, embargoes, riot, invasion, governmental interference, inability to secure goods or materials, or other circumstances outside the control of the parties.

          16.  SEVERABILITY.  If any provision of this Agreement shall be
               ------------
invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

          17.  RIGHTS UPON ORDERLY TERMINATION; SURVIVAL.  Upon termination or
               -----------------------------------------
expiration of this Agreement or any of the Services, Insurance or Benefit Plans described herein, each party shall, upon request, forthwith return to the other party all reports, paper, materials and other information required to be provided to the other party by this Agreement. In addition, each party shall assist the other in the orderly termination of this Agreement or any of the Services, Insurance or Benefit Plans described herein. Notwithstanding any termination of this Agreement, the obligations of the parties hereto to make payments hereunder and the provisions of Sections 7, 8, 9 and 11 shall survive.

          18.  AMENDMENT.  This Agreement may only be amended by a written
               ---------
agreement executed by all of the parties hereto.

          19.  COUNTERPARTS.  This Agreement may be executed in separate
               ------------
counterparts (by facsimile or otherwise), each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

                                    CALCOMP TECHNOLOGY, INC.


                                    By:/s/ MICHAEL S. BENNETT
                                       ----------------------
                                       Michael S. Bennett
                                       President and Chief
                                         Executive Officer

                                    LOCKHEED MARTIN CORPORATION


                                    By:/s/ PETER B. TEETS
                                       ------------------
                                       Peter B. Teets
                                       President - Lockheed Martin
                                         Information & Technology
                                         Services Sector